UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 20, 2022

e.l.f. Beauty, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37873	46-4464131
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

570 10th Street
Oakland, CA 94607
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (510) 778-7798
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ELF	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 20, 2022, e.l.f. Beauty, Inc. (the “Company”) announced that Rich Baruch, Senior Vice President, Chief Commercial Officer, will be leaving the Company, effective June 2, 2022.

In addition, the Company announced that Jennie Laar will join the Company and begin serving as Senior Vice President, Chief Commercial Officer on May 16, 2022.

Item 7.01	Regulation FD Disclosure.
On April 20, 2022, the Company issued a press release announcing the appointment of Ms. Laar as the Company’s Senior Vice President, Chief Commercial Officer as noted above, a copy of which is attached hereto as Exhibit 99.1.

The information in this Item 7.01 of Current Report on Form 8-K and Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or the Securities and Exchange Commission’s rules and regulations, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01	Exhibits.

(d)    Exhibits.

Exhibit No.	Description

99.1	Press release dated April 20, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

e.l.f. Beauty, Inc.

Date: April 20, 2022	By:	/s/ Scott Milsten
Scott Milsten
SVP, General Counsel & Chief People Officer